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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):    February 22, 1995



                            CABLE TV FUND 12-B, LTD.
                            ------------------------
             (Exact name of registrant as specified in its charter)



       Colorado                   0-13807                    84-0969999
       --------                   -------                    ----------
(State of Organization)       (Commission File No.)        (IRS Employer
                                                          Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309              (303) 792-3111
- - - - ---------------------------------------------              --------------
(Address of principal executive office and Zip Code          (Registrant's
                                                             telephone no.
                                                           including area code)

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Item 5.      Other Events

             On February 22, 1995, Jones Intercable, Inc., a Colorado corporation ("Intercable") entered into a Purchase and Sale Agreement (the "Agreement") with Cable TV Fund 12-B, Ltd., a Colorado limited partnership (the "Partnership"), providing for the sale by the Partnership to Intercable of the Partnership's cable television system serving areas in and around Augusta, Georgia (the "Augusta System"). Intercable is the general partner of the Partnership. Intercable acquires, develops and operates cable television systems for itself and for its managed public limited partnerships.

             The purchase price for the Augusta System is $141,718,000, subject to certain closing adjustments provided by the Agreement. Closing of the sale is subject to a number of conditions, including the approval of the limited partners of the Partnership. The transaction is expected to close during 1995.

             The Augusta System has approximately 1,600 miles of cable plant passing approximately 102,000 homes. As of December 31, 1994, the Augusta System had approximately 66,600 basic subscribers and approximately 50,200 subscriptions for units of pay television. The basic penetration rate in the Augusta System is 68%.





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                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CABLE TV FUND 12-B, LTD.,
                                                  a Colorado limited partnership


                                                  By:  Jones Intercable, Inc.
                                                       General Partner



Dated:  February 23, 1995                         By:  /s/ Elizabeth M. Steele
                                                           Elizabeth M. Steele
                                                           Vice President





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